Exhibit 31.3
CERTIFICATION
I, Jen-Hsun Huang, certify that:
  I have reviewed this Annual Report on Form 10-K/A of NVIDIA Corporation; and
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: May 20, 2004

/s/ Jen-Hsun Huang

Jen-Hsun Huang President and Chief Executive Officer